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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
AVEMCO Corporation:

We consent to incorporation by reference in the registration statement No. 33-41930 and registration statement No. 33-22520 on Forms S-8 of AVEMCO Corporation of our report dated January 31, 1997 (February 28, 1997, as to Note
12), relating to the consolidated balance sheets of AVEMCO Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and all the related schedules, which report appears in the December 31, 1996, annual report and Form 10-K of AVEMCO Corporation. Our report refers to a change in the method of accounting for investments in fixed maturities.


                                         /s/ KPMG Peat Marwick LLP

Washington, D.C.
March 27, 1997